Artisan Partners Asset Management Inc. Reports Quarter and Year Ended December 31, 2016 Results
Milwaukee, WI – February 6, 2017 – Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the quarter and year ended December 31, 2016, including net income and earnings per share.

Commenting on 2016, CEO and Chairman Eric Colson said, “Last year was a year of big headlines. The Brexit vote and U.S. presidential election were the biggest. Both outcomes surprised experts and disrupted the status quo. Disruption was also the theme of the biggest and most persistent industry headlines: Continued outflows from active strategies in favor of passive products and evermore regulatory and technological change. As with the Brexit and Trump headlines, it’s crucial to appreciate that the reality underlying these headlines is nuanced. In running our business, we focus on separating the information from the noise and aligning our investment strategies and business with long-term, durable changes.

“It’s true that, in the aggregate, investors have continued to pull assets from traditional active strategies in favor of less expensive exposure products. It’s also true that investors continue to allocate trillions of dollars to active managers, providing a meaningful opportunity for us to grow our business. Looking at just two portions of the active management industry, there is nearly $10 trillion invested in active U.S. mutual funds and there is more than $3 trillion invested in hedge funds. The opportunity set remains vast for managers who can generate differentiated returns and meet their clients’ and investors’ goals and expectations.

“We continue to see this at Artisan Partners. During 2016, we had $18.5 billion of gross inflows, including $9.6 billion from institutional channel clients and $7.9 billion from intermediary channel clients. Those dollars represent sophisticated clients and investors committing to the active and differentiated strategies we offer. And while firm-wide net outflows were $4.8 billion for the year, we saw meaningful net inflows in six of our investment strategies across five of our seven investment teams. Our experience continues to support the view that there is plenty of demand for active managers who deliver differentiated results with integrity.

“The impact of changing regulation is similarly nuanced. Prior to the presidential election, we fielded many questions about the impact of the Department of Labor’s “fiduciary rule” which we believe would help our business over the long-term. After the election, the questions have flipped and now regard the benefits of potentially lighter regulation. In our view, both sets of questions fail to appreciate the more important and transcendent trend: The primary push for greater transparency and choice is not from regulators, but from clients and investors. Technology has made massive amounts of information and an array of investment products available with little or no intermediation. In this environment, regardless of laws and regulations, investment managers must be transparent about fees and expenses and the relationship between those costs and client and investor outcomes.

“At Artisan Partners, our fee rates reflect and will continue to reflect the differentiated nature of our investment strategies and the scarce resource that is alpha. We work very hard to communicate those points to our clients and investors. A portfolio of $1 million invested at the inception of each of the 15 existing and historical investment strategies that we have marketed to clients would have been worth $71.1 million at December 31, 2016, gross of fees. That would be $28.7 million more than a portfolio consisting of each strategy’s corresponding passive index. Over that investment period, at each strategy’s highest current mutual fund fee rate, the hypothetical Artisan portfolio would have cost approximately $6.1 million in management fees. The net amount, $22.7 million (on an original investment of $15 million), is the value added in excess of our fee and represents the opportunity cost of choosing the indexes over the Artisan portfolio. Passive investing is not necessarily low-cost investing.

“As we look forward, we expect to continue to see investors shifting away from traditional active managers who hug benchmarks for too long and from hedge fund managers who have failed to manage capacity, rationalize fees, or provide the transparency and controls that investors increasingly demand. These changing client preferences create an opportunity for us to offer strategies with increasing degrees of investment freedom, allowing our investment teams to be more active in their pursuit of great investments -- within our firm’s culture and environment of independence, transparency and compliance. Our third generation strategies, High Income and Developing World, represent our clearest step in this direction so far. Those strategies have delivered differentiated investment results with integrity and have gathered assets at record rates within our firm. Our new Thematic team’s strategies will be a further step in this direction.
“As we continue to evolve our business, we remain focused on our most important goal: Meeting clients’ and investors’ goals and objectives. Our Global Value team has been doing that for over 14 years. David Samra and Dan O’Keefe have built a distinguished and distinctive investment franchise. They have developed a talented team of passionate value investors and have communicated to clients and investors the team’s philosophy and the importance of an ownership mentality and accountability. In January, the team was recognized again with their sixth nomination for Morningstar International-Stock Fund Manager of the Year in the U.S. David and Dan previously won the award in 2008 and 2013. The most recent nomination is a testament to David and Dan’s abilities and efforts and to those of the entire Global Value team. It also demonstrates the opportunity that our business model provides for great investors to partner with us to build great investment franchises.”

Summary Results
The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$96.8	$99.8	$99.8	$96.8	$99.8
Average	97.4	98.2	101.4	96.3	106.5

Consolidated Financial Results (GAAP)
Revenues	$181.5	$184.1	$192.0	$720.9	$805.5
Operating income	58.5	62.0	65.7	234.2	282.4
Operating margin	32.2%	33.7%	34.2%	32.5%	35.1%
Net income attributable to Artisan Partners Asset Management Inc.	$19.3	$19.1	$20.1	$73.0	$81.8
Basic and diluted earnings (loss) per share	0.42	0.41	0.47	1.57	1.86

Adjusted[1] Financial Results
Adjusted operating income	$64.9	$68.7	$76.2	$262.3	$324.5
Adjusted operating margin	35.8%	37.3%	39.7%	36.4%	40.3%
Adjusted EBITDA[2]	$66.7	$71.0	$77.5	$268.8	$329.4
Adjusted net income	39.3	42.0	46.2	158.7	197.3
Adjusted earnings per adjusted share	0.53	0.56	0.63	2.13	2.69

______________________________________
1 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
2 EBITDA represents earnings before interest, tax, depreciation and amortization expense.

Assets Under Management Decreased to $96.8 billion
During the December quarter, our AUM decreased to $96.8 billion, a decrease of $3.0 billion, or 3.0%, compared to $99.8 billion at September 30, 2016. This decrease was a result of $2.8 billion of market depreciation and $0.2 billion in net client cash outflows. Client cash outflows for the December quarter included approximately $0.3 billion of Artisan Partners Funds, Inc. annual income and capital gains distributions net of reinvestments. Compared to December 31, 2015, AUM decreased $3.0 billion, or 3.0%, due to $4.8 billion of net client cash outflows partially offset by $1.8 billion in market appreciation.
Average AUM for the December quarter of 2016 was $97.4 billion, a decrease of 0.9% compared to average AUM for the September quarter of 2016 of $98.2 billion, and a 4.0% decrease from the average of $101.4 billion for the December quarter of 2015. Average AUM for the year ended December 31, 2016 was $96.3 billion, a decrease of 9.6% compared to average AUM for the year ended December 31, 2015.
December Quarter of 2016 Compared to September Quarter of 2016
GAAP net income was $19.3 million, or $0.42 per basic and diluted share, in the December quarter of 2016 compared to net income of $19.1 million, or $0.41 per basic and diluted share, in the September quarter of 2016. Adjusted net income was $39.3 million, or $0.53 per adjusted share, in the December quarter of 2016 compared to adjusted net income of $42.0 million, or $0.56 per adjusted share, in the September quarter of 2016.

•	Revenues of $181.5 million in the December quarter of 2016 decreased $2.6 million from $184.1 million in the September quarter of 2016 due to lower average AUM.

•
Operating expenses of $123.0 million in the December quarter of 2016 increased $0.9 million from $122.1 million in the September quarter of 2016 due to $3.5 million of expenses incurred related to the establishment of the Artisan Thematic team and the addition of a Chief Operating Officer of Investment Operations. The increase was partially offset by a decrease in post-IPO equity compensation expenses and lower incentive compensation and third-party distribution expenses (which fluctuate with revenue and AUM) in the December quarter of 2016.

•	GAAP operating margin was 32.2% for the December quarter of 2016 compared to 33.7% for the September quarter of 2016.

•	Adjusted operating margin was 35.8% for the December quarter of 2016 compared to 37.3% for the September quarter of 2016.
December Quarter of 2016 Compared to December Quarter of 2015
GAAP net income was $19.3 million, or $0.42 per basic and diluted share, in the December quarter of 2016 compared to net income of $20.1 million, or $0.47 per basic and diluted share, in the December quarter of 2015. Adjusted net income was $39.3 million, or $0.53 per adjusted share, in the December quarter of 2016 compared to adjusted net income of $46.2 million, or $0.63 per adjusted share, in the December quarter of 2015.

•	Revenues of $181.5 million in the December quarter of 2016 decreased $10.5 million from $192.0 million in the December quarter of 2015 primarily due to lower average AUM.

•
Operating expenses of $123.0 million in the December quarter of 2016 decreased $3.3 million from $126.3 million in the December quarter of 2015 primarily as a result of lower incentive compensation and third-party distribution expenses in the December quarter of 2016, which fluctuate with revenue and AUM, and a decrease in pre-offering related equity compensation expense. The decreases were partially offset by $3.5 million of expenses incurred related to the establishment of the Artisan Thematic team and the addition of a Chief Operating Officer of Investment Operations in the December quarter of 2016, and increased post-IPO equity compensation expense.

•	GAAP operating margin was 32.2% for the December quarter of 2016 compared to a margin of 34.2% in the December quarter of 2015.

•	Adjusted operating margin was 35.8% for the December quarter of 2016 compared to 39.7% for the December quarter of 2015.

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015
GAAP net income was $73.0 million, or $1.57 per basic and diluted share, for the year ended December 31, 2016 compared to net income of $81.8 million, or $1.86 per basic and diluted share, for the year ended December 31, 2015. Adjusted net income was $158.7 million, or $2.13 per adjusted share, for the year ended December 31, 2016 compared to adjusted net income of $197.3 million, or $2.69 per adjusted share, for the year ended December 31, 2015.

•
Revenues of $720.9 million for the year ended December 31, 2016 decreased $84.6 million from $805.5 million for the year ended December 31, 2015, primarily due to lower average AUM and a decline in the proportion of our total AUM managed through Artisan Funds which resulted in our weighted average investment management fee rate decreasing from 76 basis points for the year ended December 31, 2015 to 75 basis points for the year ended December 31, 2016.

•
Operating expenses of $486.7 million for the year ended December 31, 2016 decreased $36.4 million from $523.1 million for the year ended December 31, 2015, primarily as a result of lower incentive compensation and third-party distribution expenses in 2016, which fluctuate with revenue and AUM, a decrease in pre-offering related equity compensation expense, and $6.5 million of initial start-up costs associated with the formation of our Developing World team incurred in 2015. The decreases were partially offset by increased technology and post-IPO equity compensation expense, and $3.5 million of expenses incurred related to the establishment of the Artisan Thematic team and the addition of a Chief Operating Officer of Investment Operations in 2016.

•	GAAP operating margin was 32.5% for the year ended December 31, 2016 compared to 35.1% for the year ended December 31, 2015.

•	Adjusted operating margin was 36.4% for the year ended December 31, 2016 compared to 40.3% for the year ended December 31, 2015.
Capital Management
Cash and cash equivalents were $156.8 million at December 31, 2016 compared to $166.2 million at December 31, 2015. The Company had total borrowings of $200.0 million at December 31, 2016 and December 31, 2015.
During the December quarter of 2016, limited partners of Artisan Partners Holdings exchanged 85,437 common units (along with a corresponding number of Class C common shares of Artisan Partners Asset Management Inc.) for 85,437 Class A common shares. The exchanges increased the Company’s public float of Class A common stock by 85,437 shares.
Total stockholders’ equity was $117.7 million at December 31, 2016 compared to $116.6 million at December 31, 2015. The Company had 42.1 million shares of Class A common stock outstanding at December 31, 2016.
The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.6X at December 31, 2016.

Quarterly and Special Annual Dividend

On January 27, 2017, the Company’s board of directors declared a quarterly dividend of $0.60 per share of Class A common stock and a special annual dividend of $0.36 per share of Class A common stock. Both dividends, a total of $0.96 per share, will be paid on February 28, 2017 to shareholders of record as of the close of business on February 14, 2017. Based on our projections and subject to change, we expect some portion of our 2017 dividend payments to constitute a return of capital for tax purposes.
Subject to board approval each quarter, we currently expect to pay a quarterly dividend of $0.60 per share of Class A common stock. After the end of the year, our board expects to consider paying a special dividend taking into consideration our annual adjusted earnings, business conditions, and the amount of cash we want to retain at that time.

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Conference Call
The Company will host a conference call on February 7, 2017 at 12:00 p.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chairman and Chief Executive Officer, and C.J. Daley, Chief Financial Officer. Supplemental materials that will be reviewed during the call are available on the investor relations section of the Company’s website at artisanpartners.com. The call will be webcast and can be accessed via the Company’s website. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10099540. A replay of the call will be available until February 14, 2017 at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 10099540. An audio replay will also be available on the Company’s website.
Forward-Looking Statements and Other Disclosures
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance, actions or achievements to differ materially from the results, level of activity, performance, actions or achievements expressed or implied by the forward-looking statements. These factors include: the loss of key investment professionals or senior management, adverse market or economic conditions, poor performance of our investment strategies, change in the legislative and regulatory environment in which we operate, operational or technical errors or other damage to our reputation and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 25, 2016. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
Growth of $1 million calculation is based on monthly returns of each Artisan composite and its broad-based market index for the period since the composite’s inception through December 31, 2016. An investment cannot be made directly in an Artisan composite or a market index and the aggregated results are hypothetical. For these purposes, Artisan composite returns are net of commission and transaction costs but are presented gross of management fees and account-specific expenses. The performance and fees of individual portfolios within a composite will vary. The returns for any composite may be positive or negative, and past performance does not guarantee future results. Indexes used are: Non-U.S. Growth Strategy / Non-U.S. Value Strategy-MSCI EAFE Index; Global Equity Strategy / Global Opportunities Strategy / Global Value Strategy-MSCI ACWI Index; Global Small-Cap Growth Strategy-MSCI ACWI Small Cap Index; Non-U.S. Small-Cap Growth Strategy-MSCI EAFE Small Cap Index; U.S. Mid-Cap Growth Strategy / U.S. Mid-Cap Value Strategy-Russell Midcap® Index; U.S. Small-Cap Growth Strategy / U.S. Small-Cap Value Strategy-Russell 2000® Index; Value Equity Strategy-Russell 1000® Index; Developing World Strategy / Emerging Markets Strategy-MSCI Emerging Markets Index; High Income Strategy-BofA Merrill Lynch High Yield Master II Index. Index returns do not reflect the payment of fees and expenses.

For 2016, Artisan Global Value team portfolio managers David Samra and Dan O’Keefe were nominated for their efforts managing the Artisan mutual fund managed in accordance with the Artisan Non-U.S. Value strategy. Established in 1988, the Morningstar Fund Manager of the Year award recognizes portfolio managers who demonstrate excellent investment skill and the courage to differ from the consensus to benefit investors. To qualify for the award, managers’ funds must have not only posted impressive returns for the year, but the managers also must have a record of delivering outstanding long-term risk-adjusted performance and of aligning their interests with shareholders’. Nominated funds must be Morningstar Medalists-a fund that has garnered a Morningstar Analyst Rating™ of Gold, Silver, or Bronze. The Fund Manager of the Year award winners are chosen based on research and in-depth qualitative evaluation by Morningstar’s Manager Research Group. Morningstar’s Manager Research Group consists of various wholly owned subsidiaries of Morningstar, Inc. including, but not limited to, Morningstar Research Services LLC.

Morningstar, Inc.’s awards are based on qualitative evaluation and research, thus subjective in nature and should not be used as the sole basis for investment decisions. Morningstar’s awards are not guarantees of a fund’s future investment performance. Morningstar, Inc. does not sponsor, issue, sell, or promote any open-end mutual funds including the Artisan Partners Funds. Past performance is not indicative of future results.

None of the information in these materials constitutes either an offer or a solicitation to buy or sell any fund securities, nor is any such information a recommendation for any fund security or investment service.

Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

About Artisan Partners
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Exhibit 1

Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$117.1	$120.0	$127.9	$470.6	$543.3
Separate accounts	64.2	64.0	63.9	249.2	260.4
Performance fees	0.2	0.1	0.2	1.1	1.8
Total revenues	181.5	184.1	192.0	720.9	805.5

Operating expenses
Compensation and benefits	90.7	89.6	88.9	355.8	372.2
Pre-offering related compensation - share-based awards	6.4	6.7	10.5	28.1	42.1
Total compensation and benefits	97.1	96.3	99.4	383.9	414.3
Distribution and marketing	7.9	8.1	9.6	32.5	43.6
Occupancy	3.4	3.3	3.4	13.1	12.5
Communication and technology	8.3	8.2	7.5	32.2	25.5
General and administrative	6.3	6.2	6.4	25.0	27.2
Total operating expenses	123.0	122.1	126.3	486.7	523.1
Operating income	58.5	62.0	65.7	234.2	282.4
Interest expense	(2.9)	(3.0)	(2.9)	(11.7)	(11.7)
Net gain (loss) on the tax receivable agreements	—	0.7	—	0.7	(12.2)
Net investment income	0.4	0.9	—	1.3	0.4
Total non-operating income (loss)	(2.5)	(1.4)	(2.9)	(9.7)	(23.5)
Income before income taxes	56.0	60.6	62.8	224.5	258.9
Provision for income taxes	12.2	15.1	13.6	51.5	46.8
Net income before noncontrolling interests	43.8	45.5	49.2	173.0	212.1
Less: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	24.5	26.4	29.1	100.0	130.3
Net income attributable to Artisan Partners Asset Management Inc.	$19.3	$19.1	$20.1	$73.0	$81.8

Basic and diluted earnings per share - Class A common shares	$0.42	$0.41	$0.47	$1.57	$1.86

Average shares outstanding
Class A common shares	38.9	38.6	36.7	38.1	35.4
Unvested restricted share-based awards	3.4	3.6	2.8	3.6	3.1
Total average shares outstanding	42.3	42.2	39.5	41.7	38.5

Exhibit 2

Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$19.3	$19.1	$20.1	$73.0	$81.8
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	24.5	26.4	29.1	100.0	130.3
Add back: Provision for income taxes	12.2	15.1	13.6	51.5	46.8
Add back: Pre-offering related compensation - share-based awards	6.4	6.7	10.5	28.1	42.1
Add back: Net (gain) loss on the tax receivable agreements	—	(0.7)	—	(0.7)	12.2
Less: Adjusted provision for income taxes	23.1	24.6	27.1	93.2	115.9
Adjusted net income (Non-GAAP)	$39.3	$42.0	$46.2	$158.7	$197.3

Average shares outstanding
Class A common shares	38.9	38.6	36.7	38.1	35.4

Assumed vesting or exchange of:
Unvested restricted share-based awards	3.4	3.6	2.8	3.6	3.1
Artisan Partners Holdings LP units outstanding (non-controlling interest)	32.3	32.4	34.0	32.8	35.0
Adjusted shares	74.6	74.6	73.5	74.5	73.5

Basic and diluted earnings per share (GAAP)	$0.42	$0.41	$0.47	$1.57	$1.86
Adjusted net income per adjusted share (Non-GAAP)	$0.53	$0.56	$0.63	$2.13	$2.69

Operating income (GAAP)	$58.5	$62.0	$65.7	$234.2	$282.4
Add back: Pre-offering related compensation - share-based awards	6.4	6.7	10.5	28.1	42.1
Adjusted operating income (Non-GAAP)	$64.9	$68.7	$76.2	$262.3	$324.5

Operating margin (GAAP)	32.2%	33.7%	34.2%	32.5%	35.1%
Adjusted operating margin (Non-GAAP)	35.8%	37.3%	39.7%	36.4%	40.3%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$19.3	$19.1	$20.1	$73.0	$81.8
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	24.5	26.4	29.1	100.0	130.3
Add back: Pre-offering related compensation - share-based awards	6.4	6.7	10.5	28.1	42.1
Add back: Net (gain) loss on the tax receivable agreements	—	(0.7)	—	(0.7)	12.2
Add back: Interest expense	2.9	3.0	2.9	11.7	11.7
Add back: Provision for income taxes	12.2	15.1	13.6	51.5	46.8
Add back: Depreciation and amortization	1.4	1.4	1.3	5.2	4.5
Adjusted EBITDA (Non-GAAP)	$66.7	$71.0	$77.5	$268.8	$329.4

The Company’s management uses non-GAAP measures (referred to as “adjusted” measures) of net income and operating income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) pre-offering related compensation and (2) net gain (loss) on the tax receivable agreements. These adjustments also remove the non-operational complexities of the Company’s structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to the Company. Management believes these non-GAAP measures provide more meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:

•
Adjusted net income represents net income excluding the impact of (1) pre-offering related compensation and (2) net gain (loss) on the tax receivable agreements. Adjusted net income also reflects income taxes assuming the vesting of all unvested Class A share-based awards and as if all outstanding limited partnership units of Artisan Partners Holdings had been exchanged for Class A common stock of the Company on a one-for-one basis. Assuming full vesting and exchange, all income of Artisan Partners Holdings is treated as if it were allocated to the Company, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting assumed federal, state, and local income taxes. The estimated adjusted effective tax rate was 37.0% for the periods presented.

•
Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested Class A share-based awards and the exchange of all outstanding limited partnership units of Artisan Partners Holdings for Class A common stock of the Company on a one-for-one basis.

•	Adjusted operating income represents the operating income of the consolidated company excluding pre-offering related compensation.

•	Adjusted operating margin is calculated by dividing adjusted operating income by total revenues.

•
Adjusted EBITDA represents income before income taxes, interest expense and depreciation and amortization, adjusted to exclude the impact of net income attributable to non-controlling interests, pre-offering related compensation, and net gain (loss) on the tax receivable agreements

Pre-offering related compensation includes the amortization of unvested Class B common units of Artisan Partners Holdings that were granted before and were unvested at the Company’s IPO, which closed on March 12, 2013.

Net gain (loss) on tax receivable agreements represents the income or expense associated with the change in valuation of amounts payable under the tax receivable agreements entered into in connection with the Company’s initial public offering and related reorganization.

Exhibit 3

Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	December 31,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$156.8	$166.2
Accounts receivable	59.7	60.1
Investment securities	6.3	10.3
Deferred tax assets	678.6	678.5
Other	34.8	30.7
Total assets	$936.2	$945.8

Liabilities and equity
Accounts payable, accrued expenses, and other	$32.8	$40.8
Borrowings	199.5	199.3
Amounts payable under tax receivable agreements	586.2	589.1
Total liabilities	818.5	829.2

Total equity	117.7	116.6
Total liabilities and equity	$936.2	$945.8

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
	2016	2016	2015	2016	2015

Beginning assets under management	$99,817	$94,959	$96,968	5.1%	2.9%
Gross client cash inflows	5,906	4,219	4,878	40.0%	21.1%
Gross client cash outflows	(6,137)	(5,154)	(6,892)	(19.1)%	11.0%
Net client cash flows	(231)	(935)	(2,014)	75.3%	88.5%
Market appreciation (depreciation)	(2,741)	5,793	4,894	(147.3)%	(156.0)%
Net transfers[1]	—	—	—	—%	N/M
Ending assets under management	$96,845	$99,817	$99,848	(3.0)%	(3.0)%
Average assets under management	$97,368	$98,234	$101,424	(0.9)%	(4.0)%

	For the Years Ended			% Change from
	December 31,	December 31,		December 31,
	2016	2015		2015

Beginning assets under management	$99,848	$107,915		(7.5)%
Gross client cash inflows	18,489	18,577		(0.5)%
Gross client cash outflows	(23,313)	(24,425)		4.6%
Net client cash flows	(4,824)	(5,848)		17.5%
Market appreciation (depreciation)	1,821	(2,219)		182.1%
Net transfers[1]	—	—		N/M
Ending assets under management	$96,845	$99,848		(3.0)%
Average assets under management	$96,281	$106,484		(9.6)%

______________________________________
1Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 5

Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Investment Team								By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Developing World	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
December 31, 2016
Beginning assets under management	$29,538	$8,165	$26,207	$32,996	$235	$1,784	$892	$99,817	$52,480	$47,337	$99,817
Gross client cash inflows	836	426	2,580	1,668	3	185	208	5,906	3,348	2,558	5,906
Gross client cash outflows	(2,509)	(584)	(1,802)	(1,059)	(2)	(126)	(55)	(6,137)	(4,857)	(1,280)	(6,137)
Net client cash flows	(1,673)	(158)	778	609	1	59	153	(231)	(1,509)	1,278	(231)
Market appreciation (depreciation)	(2,355)	581	(1,271)	335	(8)	35	(58)	(2,741)	(1,553)	(1,188)	(2,741)
Net Transfers[1]	—	—	—	—	—	—	—	—	(51)	51	—
Ending assets under management	$25,510	$8,588	$25,714	$33,940	$228	$1,878	$987	$96,845	$49,367	$47,478	$96,845
Average assets under management	$27,188	$8,313	$25,916	$33,018	$230	$1,812	$891	$97,368	$50,438	$46,930	$97,368

September 30, 2016
Beginning assets under management	$29,322	$8,280	$24,160	$30,698	$213	$1,563	$723	$94,959	$50,206	$44,753	$94,959
Gross client cash inflows	949	297	1,268	1,353	4	232	116	4,219	3,323	896	4,219
Gross client cash outflows	(1,941)	(779)	(1,114)	(1,202)	(2)	(92)	(24)	(5,154)	(3,907)	(1,247)	(5,154)
Net client cash flows	(992)	(482)	154	151	2	140	92	(935)	(584)	(351)	(935)
Market appreciation (depreciation)	1,208	367	1,893	2,147	20	81	77	5,793	2,904	2,889	5,793
Net transfers[1]	—	—	—	—	—	—	—	—	(46)	46	—
Ending assets under management	$29,538	$8,165	$26,207	$32,996	$235	$1,784	892	$99,817	$52,480	$47,337	$99,817
Average assets under management	$29,680	$8,238	$25,508	$32,073	$228	$1,698	809	$98,234	$51,692	$46,542	$98,234

December 31, 2015
Beginning assets under management	$30,280	$11,799	$23,737	$29,589	$533	$912	118	$96,968	$53,371	$43,597	$96,968
Gross client cash inflows	1,864	454	1,200	823	4	274	259	4,878	3,576	1,302	4,878
Gross client cash outflows	(1,966)	(2,007)	(1,289)	(1,434)	(2)	(187)	(7)	(6,892)	(5,977)	(915)	(6,892)
Net client cash flows	(102)	(1,553)	(89)	(611)	2	87	252	(2,014)	(2,401)	387	(2,014)
Market appreciation (depreciation)	2,256	123	1,281	1,204	36	(10)	4	4,894	2,613	2,281	4,894
Net transfers[1]	—	—	—	—	—	—	—	—	(57)	57	—
Ending assets under management	$32,434	$10,369	$24,929	$30,182	$571	$989	$374	$99,848	$53,526	$46,322	$99,848
Average assets under management	$32,329	$11,571	$24,902	$30,816	$584	$972	$250	$101,424	$55,020	$46,404	$101,424

______________________________________
1Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 6

Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Years Ended	By Investment Team								By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Developing World	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
December 31, 2016
Beginning assets under management	$32,434	$10,369	$24,929	$30,182	$571	$989	$374	$99,848	$53,526	$46,322	$99,848
Gross client cash inflows	3,897	1,650	5,803	5,383	10	1,094	652	18,489	13,101	5,388	18,489
Gross client cash outflows	(7,885)	(5,264)	(5,353)	(3,878)	(401)	(424)	(108)	(23,313)	(17,715)	(5,598)	(23,313)
Net client cash flows	(3,988)	(3,614)	450	1,505	(391)	670	544	(4,824)	(4,614)	(210)	(4,824)
Market appreciation (depreciation)	(2,936)	1,833	335	2,253	48	219	69	1,821	604	1,217	1,821
Net transfers[1]	—	—	—	—	—	—	—	—	(149)	149	—
Ending assets under management	$25,510	$8,588	$25,714	$33,940	$228	$1,878	$987	$96,845	$49,367	$47,478	$96,845
Average assets under management	$29,216	$8,733	$24,535	$31,282	$293	$1,527	$694	$96,281	$50,908	$45,373	$96,281

December 31, 2015
Beginning assets under management	$31,452	$18,112	$24,499	$32,481	$806	$565	$—	$107,915	$60,257	$47,658	$107,915
Gross client cash inflows	7,697	2,117	4,809	2,760	42	764	388	18,577	13,942	4,635	18,577
Gross client cash outflows	(5,630)	(8,574)	(5,294)	(4,379)	(205)	(335)	(8)	(24,425)	(18,864)	(5,561)	(24,425)
Net client cash flows	2,067	(6,457)	(485)	(1,619)	(163)	429	380	(5,848)	(4,922)	(926)	(5,848)
Market appreciation (depreciation)	(1,085)	(1,286)	915	(680)	(72)	(5)	(6)	(2,219)	(1,494)	(725)	(2,219)
Net transfers[1]	—	—	—	—	—	—	—	—	(315)	315	—
Ending assets under management	$32,434	$10,369	$24,929	$30,182	$571	$989	$374	$99,848	$53,526	$46,322	$99,848
Average assets under management[2]	$33,262	$14,511	$25,204	$32,015	$641	$775	$153	$106,484	$58,671	$47,813	$106,484

______________________________________
1Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.
2 For the Developing World team, average assets under management is for the period between June 29, 2015, when the team’s investment strategy began operations, and December 31, 2015.

Exhibit 7

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of December 31, 2016
(unaudited)

	Inception	Strategy AUM	Average Annual Total Returns (Gross)					Average Annual Value-Added[2] Since Inception (bps)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Global Equity Team
Non-U.S. Growth Strategy	1/1/1996	$23,475	(8.87)%	(3.72)%	7.50%	2.92%	9.58%	533
MSCI EAFE Index			1.00%	(1.60)%	6.53%	0.75%	4.25%
Non-U.S. Small-Cap Growth Strategy	1/1/2002	$887	(11.86)%	(3.76)%	9.77%	4.82%	12.56%	304
MSCI EAFE Small Cap Index			2.18%	2.10%	10.54%	2.94%	9.52%
Global Equity Strategy	4/1/2010	$1,128	(0.48)%	2.11%	12.68%	N/A	10.42%	339
MSCI All Country World Index			7.86%	3.13%	9.35%	N/A	7.04%
Global Small-Cap Growth Strategy[3]	7/1/2013	$20	(13.18)%	(4.89)%	N/A	N/A	0.38%	(808)
MSCI All Country World Small Cap Index			11.59%	3.97%	N/A	N/A	8.46%

U.S. Value Team
U.S. Mid-Cap Value Strategy	4/1/1999	$6,744	23.87%	5.09%	12.44%	9.07%	13.51%	435
Russell® Midcap Index			13.80%	7.91%	14.70%	7.85%	9.15%
Russell® Midcap Value Index			20.00%	9.44%	15.69%	7.58%	10.02%
Value Equity Strategy	7/1/2005	$1,844	30.22%	8.13%	12.94%	7.12%	8.33%	31
Russell® 1000 Index			12.05%	8.58%	14.67%	7.08%	8.02%
Russell® 1000 Value Index			17.34%	8.58%	14.78%	5.72%	7.27%

Growth Team
U.S. Mid-Cap Growth Strategy	4/1/1997	$13,126	0.28%	3.52%	13.27%	10.00%	14.73%	458
Russell® Midcap Index			13.80%	7.91%	14.70%	7.85%	10.15%
Russell® Midcap Growth Index			7.33%	6.22%	13.49%	7.83%	8.53%
U.S. Small-Cap Growth Strategy	4/1/1995	$2,065	6.90%	2.91%	13.47%	8.06%	9.80%	47
Russell® 2000 Index			21.31%	6.74%	14.44%	7.06%	9.33%
Russell® 2000 Growth Index			11.32%	5.05%	13.73%	7.75%	7.37%
Global Opportunities Strategy	2/1/2007	$10,523	5.53%	6.10%	14.55%	N/A	9.02%	553
MSCI All Country World Index			7.86%	3.13%	9.35%	N/A	3.49%

Global Value Team
Non-U.S. Value Strategy	7/1/2002	$17,855	6.44%	2.25%	11.85%	6.64%	12.22%	664
MSCI EAFE Index			1.00%	(1.60)%	6.53%	0.75%	5.59%
Global Value Strategy	7/1/2007	$16,085	11.32%	5.07%	13.35%	N/A	8.02%	529
MSCI All Country World Index			7.86%	3.13%	9.35%	N/A	2.72%

Emerging Markets Team
Emerging Markets Strategy	7/1/2006	$228	17.03%	0.43%	3.01%	2.01%	4.09%	30
MSCI Emerging Markets Index			11.19%	(2.55)%	1.27%	1.84%	3.80%

Credit Team
High Income Strategy	4/1/2014	$1,878	15.74%	N/A	N/A	N/A	7.19%	315
BofA Merrill Lynch High Yield Master II Index			17.49%	N/A	N/A	N/A	4.03%

Developing World Team
Developing World Strategy	7/1/2015	$987	13.08%	N/A	N/A	N/A	(0.14)%	532
MSCI Emerging Markets Index			11.19%	N/A	N/A	N/A	(5.46)%

Total Assets Under Management		$96,845
_______________________________________
1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including mutual funds, invested in the same strategy except those accounts with respect to which we believe client-imposed restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 12% of our assets under management at December 31, 2016, are maintained in separate composites, which are not presented in these materials).
2 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the broad-based market index most commonly used by our clients to compare the performance of the relevant strategy. Value-added for periods less than one year is not annualized. The Artisan High Income Strategy may hold loans and other security types that may not be included in the BofA Merrill Lynch High Yield Master II Index. At times, this causes material differences in relative performance.
3 We ceased managing assets in the Global Small-Cap Growth Strategy as of January 20, 2017.